                                                                   EXHIBIT 10.19

                                                                  CONFORMED COPY





                           MEDIAONE TWE HOLDINGS, INC.

                             DEMAND PROMISSORY NOTE

                               DUE AUGUST 19, 2004

U.S.$ 2,100,000,000                                           New York, New York
                                                                 August 19, 2002

                  The undersigned, MEDIAONE TWE HOLDINGS, INC., a corporation organized under the laws of Delaware (the "Company"), hereby promises to pay to the order of MEDIAONE OF COLORADO, INC., a corporation organized under the laws of Colorado ("MediaOne of Colorado" and, together with its successors and assigns, the "Holder"), the principal sum of Two Billion One Hundred Million ($2,100,000,000) United States Dollars, together with interest from the date hereof on the unpaid balance thereof at 2.52 % per annum, compounding semiannually, on the date two business days after receipt of demand for payment (such date, the "Maturity Date"); provided, however, that notwithstanding the foregoing if the Company fails to pay the amount due hereunder in full when the same becomes due at maturity or otherwise, interest will accrue on all amounts of principal and interest outstanding under this Note at 3 % per annum or, if less, the maximum amount permitted by applicable law, until all principal and accrued and unpaid interest are paid in full. All interest shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues.

                  Payments due hereunder are to be made by wire transfer to such bank account of the Holder as the Holder may from time to time designate, in lawful money of the United States of America.

                  This Note and all amounts outstanding shall immediately and automatically mature and become due and payable, without presentment, demand, protest or notice, all of which are hereby waived, in the event that the Company files a voluntary petition in bankruptcy or an involuntary petition is filed against it and not dismissed within ten days.

                  Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and the Holder. This Note shall inure to the benefit of the Holder of this Note and the Company and their respective successors and assigns and be binding upon the Holder of this Note and the Company and their respective successors and assigns.

                                                                  CONFORMED COPY


                  Any notice or communication must be given in writing or delivered in person, or by overnight courier, or by facsimile addressed as follows:

                  if to the Company:

                           MediaOne TWE Holdings, Inc.
                           188 Inverness Drive West, 6th Floor
                           Englewood, CO 80112

                           Telecopy:  (303) 858-5083

                           Attention:  Corporate Secretary

                  if to the Holder, at the address specified in writing by the Holder, or at such other address and to the attention of such other person as the Company or the Holder may designate by written notice to the other. Any such notice or communication is effective (x) when received, if delivered in person or by facsimile, or (y) on the next business day, if delivered by overnight courier.

                  The Holder may sell, transfer, assign, encumber or otherwise dispose of this Note in whole or in part, other than as may be prohibited by applicable law.

                  The Company shall pay all reasonable out-of-pocket expenses incurred by the Holder, including fees and disbursements of counsel for the Holder, in connection with the enforcement of this Note.

                  This Note is governed by and shall be construed and enforced in accordance with the laws of the State of New York for contracts made and wholly performed within that state and shall be construed as if drafted equally by the Company and the Holder. The Company hereby submits to the exclusive personal jurisdiction of the courts of the State of New York and the federal courts of the United States sitting in New York County, and any appellate court from any such state or federal court.

                  The Company's obligations under this Note are absolute and unconditional and shall not be subject to any defense, setoff or counterclaim that may at any time be available to or be asserted by the Company. The Company hereby waives, and agrees not to assert, any right to offset or interpose as a defense or counterclaim any claim against the Holder against its obligations under this Note.

                  No failure or delay on the part of the Holder in exercising any power or right hereunder, and no course of dealing between the Company and the Holder of this Note, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

                  As used in this Note, the term "business day" means any day that is not a Saturday, Sunday or other day on which the commercial banks in New York City, New York are authorized or required by applicable law to remain closed.

                                                                  CONFORMED COPY

                  Should any provision of this Note be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Note, and the parties hereto agree that the provision of this Note so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such provision had never been included herein, provided, however the parties hereto shall use their best efforts to replace the provision so deemed to have been stricken herefrom with a provision that the parties reasonably believe to be valid and enforceable and which has a substantially identical economic and legal effect as the provision so deemed to have been stricken herefrom.

                  IN WITNESS WHEREOF, the Company has caused this Note to be made, executed and delivered by its duly authorized officer as of the day and year first written above.




                                               MEDIAONE TWE HOLDINGS, INC.



                                               By:    /s/  Charles H. Noski
                                                  -----------------------------
                                                  Name:  Charles H. Noski
                                                  Title: Authorized Signatory


                                      -3-